UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2007

RENOVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50564	94-3353740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive

San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 266-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

As previously announced, Renovis, Inc., a Delaware corporation (“Renovis”), and Evotec AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany (“Evotec”), have entered into a definitive agreement under which Evotec will acquire Renovis. The definitive Agreement and Plan of Merger (the “Merger Agreement”), dated September 18, 2007, provides that, subject to the satisfaction of certain conditions, a wholly-owned subsidiary of Evotec will merge with and into Renovis, with Renovis continuing to exist as the surviving corporation and as a wholly-owned subsidiary of Evotec (the “Merger”). The merged company will be called Evotec.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Renovis common stock will be automatically converted into the right to receive 0.5271 of an American Depositary Share (“ADS”) of Evotec, with each ADS representing two (2) ordinary shares of Evotec, such that each issued and outstanding share of Renovis common stock will be exchanged for ADSs representing 1.0542 Evotec ordinary shares.

The Merger has been approved by the unanimous vote of each company’s board of directors. The Merger is subject to the approval of Renovis’ stockholders, the listing of the Evotec ADSs to be issued to Renovis stockholders on the NASDAQ Global Market and antitrust regulatory clearance, as well as other closing conditions set forth in the Merger Agreement, and accordingly there is no guarantee that the Merger will be completed.

If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, Renovis or Evotec may be required to pay to the other party a termination fee of $6.0 million in addition to reimbursing certain transaction expenses of up to $500,000.

The combined company’s supervisory board is expected to consist of six directors. It is anticipated that, after the close of the Merger, Dr. Corey Goodman, Chief Executive Officer and President of Renovis, and John Walker, Chairman of the Board of Renovis, will be appointed to the Evotec supervisory board.

The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

Renovis intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed Merger. RENOVIS’ STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RENOVIS, EVOTEC AND THE PROPOSED TRANSACTION. Stockholders may obtain free copies of the proxy statement and other relevant documents filed with the SEC (when they become available) at the SEC’s website at www.sec.gov and at Renovis’ website at www.renovis.com. In addition, stockholders may obtain free copies of the proxy statement (when it becomes available) by writing to Renovis’ Investor Relations department at Two Corporate Drive, South San Francisco, California 94080.

Renovis, Evotec and their respective directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in connection with the proposed Merger. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed Merger, including a description of the interests in Renovis of its directors and executive officers, and a description of their direct and indirect interests in the proposed Merger, will be set forth in the proxy statement when it is filed with the SEC.

Amendment to Rights Agreement

The information disclosed under Item 3.03 of this Form 8-K is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

Also on September 18, 2007, in connection with the Merger, Renovis amended its stockholder rights plan to provide, among other things, that the stockholder rights plan is inapplicable to the Merger and the other transactions contemplated by the Merger Agreement. This amendment to the Rights Agreement by and between Renovis and Wells Fargo Shareowner Services, a Delaware corporation, as Rights Agent, dated March 24, 2005, is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated September 18, 2007, by and between Renovis, Inc. and Evotec AG.

4.1	Amendment to Rights Agreement, dated September 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVIS, INC.

Date:	September 24, 2007	By:	/s/ Corey S. Goodman, Ph.D

		Name:	Corey S. Goodman, Ph.D.

		Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated September 18, 2007, by and between Renovis, Inc. and Evotec AG.

4.1	Amendment to Rights Agreement, dated September 18, 2007.